Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Commerce Group, Inc. of our report dated January 31, 2003 with respect to the consolidated financial statements of The Commerce Group, Inc. and Subsidiaries for the year ended December 31, 2002.

Our audit also included the financial statement schedules of The Commerce Group, Inc. and Subsidiaries listed in Item 15A.(2) for the year ended December 31, 2002. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-109255) of The Commerce Group, Inc. of our report dated January 31, 2003, with respect to the consolidated financial statements referred to above included herein, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of The Commerce Group Inc.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Hartford, CT
March 10, 2005

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